Exhibit 99.1

For Immediate Release

Danka Reports Fiscal Year 2008 First Quarter Results

ST. PETERSBURG, FLORIDA (August 2, 2007) – Danka Business Systems PLC (NASDAQ: DANKY) today reported operating earnings from continuing operations of $1.8 million in the fiscal year 2008 first quarter ended June 30, 2007, compared with operating losses from continuing operations of $3.9 million in the comparable fiscal 2007 quarter and $3.0 million in the quarter ended March 31, 2007.

The Company reported a net loss of $5.0 million in the fiscal year 2008 first quarter, versus losses of $12.2 million in the year ago quarter and $17.1 million in the quarter ended March 31, 2007.

For the first quarter of fiscal 2008:

•

Total revenue was $106.3 million, 12.9% lower than the prior year quarter and down 6.4% sequentially. Retail equipment, supplies and related sales was $46.2 million for the quarter, down 14.6% from the prior year, and down 12.5% sequentially. Service revenue was $57.2 million, down 9.1% from the prior year, but down only 0.8% sequentially.

•	Consolidated gross margin for the quarter was 36.2%, down 90 basis points from the prior year, but up 350 basis points from the prior quarter.

•	SG&A expenses were $36.3 million, down 9.7% from the prior year and down 4.8% sequentially. Restructuring charges were $1.3 million, other income was $0.9 million and tax expense was $0.7 million.

•	Net interest expense was $5.0 million, and loss from discontinued operations was $1.0 million.

•

Subsequent to the close of the quarter, the Company redeemed all of its outstanding 11% Senior Notes due 2010 and 10% Subordinated Notes due 2008 in connection with the previously announced $145 million financing agreement with General Electric Capital Corporation which was completed on June 25, 2007.

“The story of the first quarter is the Company’s positive operating earnings,” said A.D. Frazier, Danka Chairman and Chief Executive Officer. “This is a first step, but an important one, on the path to positive net income. We have restructured our balance sheet in a way that meaningfully lowers the interest burden. SG&A continues to trend lower. We have achieved four consecutive quarters of stabilized service revenue. While we did not achieve the growth we expected in hardware revenue, that business remains fundamentally sound and we expect our investments in people and training to deliver higher equipment sales.

“Most important,” concluded Mr. Frazier, “is that the marketplace knows Danka is there. Clients and prospects, business partners and even competitors see the changes. And that serves to drive us even harder.”

Conference Call and Webcast

A conference call and Webcast to discuss Danka’s first quarter results has been scheduled for today, August 2, 2007, at 10:00a.m. ET. To access the Webcast, please go to www.danka.com. To participate in the conference call, callers in the United States and Canada (and some United Kingdom callers) can dial 800-309-1555. Other international callers should dial 706-643-7754. Reference conference ID #10126364 when prompted. A recording of the call will be available approximately two hours after it’s completed through 12:00a.m. ET on August 9, 2007. To access this recording, please call either 800-642-1687 or 706-645-9291 (conference ID #10126364), or visit Danka’s website.

About Danka

Danka delivers value to clients by using its expert technical and professional services to implement effective document information solutions. As one of the largest independent providers of enterprise imaging systems and services, the Company enables choice, convenience, and continuity. Danka’s vision is to empower customers to benefit fully from the convergence of image and document technologies in a connected environment. This approach will strengthen the Company’s client relationships and expand its strategic value. For more information, visit Danka at www.danka.com.

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Contacts:	Danka Investor Relations – Cheley Howes, 727-622-2760
The Dilenschneider Group – Rob Swadosh, 212-922-0900 ext. 132

Certain statements contained herein, or otherwise made by our officers, including statements related to our future performance and our outlook for our businesses and respective markets, projections, statements of our plans or objectives, forecasts of market trends and other matters, are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions, made by, and information currently available to us. The words “goal”, “anticipate”, “expect”, “believe”, “could”, “should”, “intend” and similar expressions as they relate to us are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the following: (i) any inability to successfully implement our strategy; (ii) any inability to successfully implement our cost restructuring plans to achieve and maintain cost savings; (iii) any inability to comply with the Sarbanes-Oxley Act of 2002; (iv) any material adverse change in financial markets, the economy or in our financial position; (v) increased competition in our industry and the discounting of products by our competitors; (vi) new competition from non-traditional competitors as the result of evolving and converging technology; (vii) any inability by us to procure, or any inability by us to continue to gain access to and successfully distribute current and new products, including digital products, color products, multi-function products and high-volume copiers, or to continue to bring current products to the marketplace at competitive costs and prices; (viii) any inability to arrange financing for our customers’ purchases of equipment from us; (ix) any inability to successfully enhance, unify and effectively utilize our management information systems; (x) any inability to access vendor or bank lines of credit, which could adversely affect our liquidity; (xi) any inability to record and process key data due to ineffective implementation of business processes and policies; (xii) any negative impact from the loss of a key vendor or customer; (xiii) any negative impact from the loss of any of our senior or key management personnel; (xiv) any change in economic conditions in markets where we operate or have material investments which may affect demand for our products or services; (xv) any incurrence of tax liabilities or tax payments beyond our current expectations, which could adversely affect our liquidity and profitability; (xvi) any inability to continue to comply with our new senior secured credit facility covenants or the financial or other representations, warranties, or maturities in our debt instruments; (xvii) any delayed or lost sales or other impacts related to the commercial and economic disruption caused by natural disasters, including hurricanes; (xviii) any delayed or lost sales and other impacts related to the commercial and economic disruption caused by terrorist attacks, the related war on terrorism, and the fear of additional terrorist attacks; and (xix) any negative impact of the accreted value of our outstanding preferred stock or its continued accretion; (xx) any negative impact of our continued organization as an England and Wales registered Company following the sale of our European businesses; and (xxi) other risks including those risks identified in any of our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis only as of the date they are made. Except as required by applicable law, we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances that arise after the date they are made. Furthermore, as a matter of policy, we do not generally make any specific projections as to future earnings, nor do we endorse any projections regarding future performance, which may be made by others outside our Company.

United Kingdom Companies Act: The financial information contained in this announcement for the quarter ended June 30, 2007 is unaudited and does not constitute full statutory accounts within the meaning of Section 240 of the United Kingdom Companies Act 1985.

This press release contains information regarding adjusted operating earnings (loss) that is computed as operating earnings from continuing operations before restructuring, a loss on sale of subsidiary and a gain on the sale of asset; free cash flow that is computed as net cash provided by (used in) operating activities less capital expenditures plus proceeds from the sale of property and equipment and subsidiaries; net debt that is computed as current maturities of long-term debt and notes payable plus long-term debt and notes payable less cash and cash equivalents and restricted cash; and adjusted basic net earnings (loss) available to common shareholders per ADS that is computed as net earnings (loss) divided by weighted average basic ADSs (without taking into account dividends and accretion on participating shares). These measures are non-GAAP financial measures, defined as numerical measures of our financial performance that exclude or include amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP in our statement of operations, balance sheet or statement of cash flows. Pursuant to the requirements of Regulation G, we have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Although adjusted operating earnings (loss), free cash flow, net debt, and adjusted basic net earnings (loss) available to common shareholders per ADS represent non-GAAP financial measures, we consider these measures to be key operating metrics of our business. We use these measures in our planning and budgeting processes, to monitor and evaluate our financial and operating results and to measure performance of our separate divisions. We also believe that adjusted operating earnings (loss), free cash flow, net debt, and adjusted basic net earnings (loss) available to common shareholders per ADS are useful to investors because they provide an analysis of financial and operating results using the same measures that we use in evaluating the Company. We expect that such measures provide investors with the means to evaluate our financial and operating results against other companies within our industry. We believe that these measures are meaningful to investors in evaluating our ability to meet our future debt service requirements and to fund our capital expenditures and working capital requirements. Our calculation of adjusted operating earnings (loss), free cash flow, net debt, and adjusted basic net earnings (loss) available to common shareholders per ADS may not be consistent with the calculation of these measures by other companies in our industry. Adjusted operating earnings (loss), free cash flow, net debt, and adjusted basic net earnings (loss) available to common shareholders per ADS are not measurements of financial performance under GAAP and should not be considered as an alternative to net earnings (loss) as an indicator of our operating performance or cash flows from operating activities as a measure of liquidity or any other measures of performance derived in accordance with GAAP.

Danka is a registered trademark and Danka @ the Desktop and TechSource are trademarks of Danka Business Systems PLC. All other trademarks are the property of their respective owners.

Danka Business Systems PLC

Consolidated Condensed Statements of Operations for the Three Months Ended June 30, 2007 and 2006

(In thousands, except per American Depositary Share (“ADS”) amounts)

(Unaudited)

	Three months ended June 30,
	2007	2006
Revenue:
Retail equipment, supplies and related sales	$46,162	$54,077
Retail service	57,229	62,941
Rentals	2,883	5,031

Total revenue	106,274	122,049

Cost of sales:
Retail equipment, supplies and related sales costs	32,207	38,389
Retail service costs	34,301	37,243
Rental costs, including depreciation on rental assets	1,319	1,184

Total cost of sales	67,827	76,816

Gross profit	38,447	45,233

Operating expenses:
Selling, general and administrative expenses	36,284	40,193
Restructuring charges	1,258	6,061
Loss on sale of subsidiary	—	2,507
Other expense (income)	(895)	416

Total operating expenses	36,647	49,177

Operating earnings (loss) from continuing operations	1,800	(3,944)
Interest expense	(6,880)	(7,359)
Interest income	1,851	25

Earnings (loss) from continuing operations before income taxes	(3,229)	(11,278)
Provision (benefit) for income taxes	722	467

Earnings (loss) from continuing operations	(3,951)	(11,745)
Earnings (loss) from discontinued operations, net of tax	(286)	(242)
Gain (loss) on sale of discontinued operations, net of tax	(719)	(215)

Net earnings (loss)	$(4,956)	$(12,202)

Net earnings (loss) available to common shareholders:
Net earnings (loss) from continuing operations	$(3,951)	$(11,745)
Dividends and accretion on participating shares	(5,961)	(5,606)

Net earnings (loss) from continuing operations available to common shareholders	$(9,912)	$(17,351)

Basic and diluted net earnings (loss) available to common shareholders per ADS:
Net earnings (loss) from continuing operations	$(0.15)	$(0.27)
Net earnings (loss) from discontinued operations	(0.02)	(0.01)

Basic net earnings (loss)	$(0.17)	$(0.28)

Weighted average basic ADSs	64,767	64,132

Danka Business Systems PLC

Consolidated Condensed Balance Sheets as of June 30, 2007 and March 31, 2007

(In thousands except per share data)

	June 30, 2007	March 31, 2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,112	$17,594
Restricted cash	266,586	163,979
Accounts receivable, net of allowances	40,003	44,180
Inventories	32,851	31,681
Prepaid expenses, deferred income taxes and other current assets	11,184	17,607

Total current assets	358,736	275,041
Equipment on operating leases, net	8,834	9,241
Property and equipment, net	20,683	22,637
Goodwill	93,489	93,489
Other intangible assets, net of accumulated amortization	529	554
Other assets	20,103	16,086

Total assets	$502,374	$417,048

Liabilities and shareholders’ equity (deficit)
Current liabilities:
Current maturities of long-term debt and notes payable	$255,641	$186,078
Accounts payable	59,372	66,231
Accrued expenses and other current liabilities	32,618	45,830
Taxes payable	12,301	8,468
Deferred revenue	4,967	5,875

Total current liabilities	364,899	312,482
Long-term debt and notes payable, less current maturities	105,049	65,215
Deferred income taxes and other long-term liabilities	9,159	11,271

Total liabilities	479,107	388,968

6.5% senior convertible participating shares	350,448	344,487

Shareholders’ equity (deficit):
Ordinary shares, 1.25 pence stated value	5,386	5,386
Additional paid-in capital	330,762	330,587
Accumulated deficit	(663,329)	(652,380)

Total shareholders’ equity (deficit)	(327,181)	(316,407)

Total liabilities and shareholders’ equity (deficit)	$502,374	$417,048

Danka Business Systems PLC

Consolidated Condensed Statements of Cash Flows for the Three Months Ended June 30, 2007 and 2006

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2007	2006
Operating activities:
Net earnings (loss)	$(4,956)	$(12,202)
(Earnings) loss from discontinued operations	1,005	457

Earnings (loss) from continuing operations	(3,951)	(11,745)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,489	4,041
Deferred income taxes	364	(647)
Amortization of debt issuance costs	1	476
Non-cash stock-based compensation	176	—
(Gain) loss on sale of property & equipment and equipment on operating leases	(916)	6
Proceeds from sale of equipment on operating leases	29	—
Restructuring charges	1,258	6,061
Loss on sale of subsidiary, net of cash	—	2,103
Changes in net assets and liabilities:
Accounts receivable	4,177	7,246
Inventories	(1,170)	1,685
Prepaid expenses and other current assets	(3,429)	(964)
Other non-current assets	206	(1,024)
Accounts payable	(6,859)	(7,875)
Accrued expenses and other current liabilities	(17,831)	(3,826)
Deferred revenue	(908)	(330)
Other long-term liabilities	534	(865)

Net cash provided by (used in) continuing operating activities	(24,830)	(5,658)
Net cash provided by (used in) discontinued operating activities	(1,005)	(8,568)

Net cash provided by (used in) operating activities	(25,835)	(14,226)

Investing activities:
Capital expenditures	(1,724)	(1,456)
Proceeds from sale of discontinued operations,	12,500	—
Restricted cash	(12,500)	—
Proceeds from the sale of property and equipment	1,508	—

Net cash provided by (used in) continuing investing activities	(216)	(1,456)
Net cash provided by (used in) discontinued investing activities	—	(1,706)

Net cash provided by (used in) investing activities	(216)	(3,162)

Financing activities:
Borrowings under line of credit agreements	19,580	17,000
Payments under line of credit agreements	(15,036)	(15,922)
Payments under capital lease arrangements	(147)	(430)
Proceeds from debt issuance	105,000	—
Payment of debt issue costs	(3,333)	—
Restricted cash	(89,495)	—

Net cash provided by (used in) continuing financing activities	16,569	648
Net cash provided by (used in) discontinued financing activities	—	(85)

Net cash (used in) provided by financing activities	16,569	563

Effect of exchange rates	—	2,737

Net decrease in cash and cash equivalents	(9,482)	(14,088)
Cash and cash equivalents from continuing operations, beginning of period	17,594	24,467
Cash and cash equivalents from discontinued operations, beginning of period	—	30,087
Cash and cash equivalents from discontinued operations, end of period	—	(19,675)

Cash and cash equivalents from continuing operations, end of period	$8,112	$20,791

Danka Business Systems PLC

Adjusted operating earnings (loss) from continuing operations for the three months ended June 30, 2007 and 2006

(in thousands)

(unaudited)

	For the three months ended
	June 30, 2007	June 30, 2006

Operating earnings (loss) from continuing operations	$1,800	$(3,944)
Restructuring charges	1,258	6,061
Loss on sale of subsidiary	—	2,507
Gain on sale of asset	(923)	—

Adjusted operating earnings (loss) from continuing operations	$2,135	$4,624

Danka Business Systems PLC Free cash flow for the three months ended June 30, 2007 and 2006 (in thousands) (unaudited)

	For the three months ended
	June 30, 2007	June 30, 2006
Net cash provided by (used in) continuing operations	$(24,830)	$(5,658)
Capital expenditures	(1,724)	(1,456)
Proceeds from sale of subsidiary	12,500	—
Restricted cash	(12,500)	—
Proceeds from sale of property and equipment	1,508	—

Free cash flow	$(25,046)	$(7,114)

Danka Business Systems PLC Net debt as of June 30, 2007 and March 31, 2007 (in thousands) (unaudited)

	June 30, 2007	March 31, 2007
Current maturities of long-term debt and notes payable	$255,641	$186,078
Long-term debt and notes payable	105,049	65,215
Less: Cash and cash equivalents and restricted cash	(274,698)	(181,573)

Net debt	$85,992	$69,720

Danka Business Systems PLC

Adjusted basic earnings (loss) available to common shareholders per ADS

(in thousands, except per ADS)

(unaudited)

	For the three months ended
	June 30, 2007	June 30, 2006
Earnings (loss) from continuing operations	$(3,951)	$(11,745)
Earnings (loss) from discontinued operations	(1,005)	(457)

Adjusted net earnings (loss) available to common shareholders	$(4,956)	$(12,202)

Adjusted net earnings (loss) available to common shareholders per ADS	$(0.08)	$(0.19)

Weighted average ADSs	64,767	64,132